UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

First Amendment to Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.

On January 25, 2017, Preferred Apartment Communities, Inc. (the "Company"), as general partner, executed the First Amendment (the "Amendment") to the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership"). The Amendment amends the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 3, 2016, among the Company, Preferred Apartment Advisors, LLC, a Delaware limited liability company, and the limited partners party thereto.

The Amendment adds a new class of partnership unit designated as a Series M Redeemable Preferred Unit of the Partnership to correspond to the Company's Series M Redeemable Preferred Stock, $0.01 par value per share, for which articles supplementary were previously filed with the Registration Statement on Form S-3 (Registration No. 333-214531) filed by the Company with the Securities and Exchange Commission on November 9, 2016.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1
First Amendment to the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P. entered into as of January 25, 2017 by Preferred Apartment Communities, Inc., as general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 26, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary